410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Timing of its Second Quarter Earnings Release and Investor Teleconference

CHICAGO-(January 30, 2020)- Oil-Dri Corporation of America (NYSE: ODC) announced today that it will release results for its second quarter ended January 31, 2020 on Thursday, March 5, 2020 after the market close. The company will host an investor teleconference on Friday, March 6th at 10:00 a.m. Central Time.

Teleconference participation details will be communicated via web alert and posted on the Events page of the Company’s website approximately one week prior to the call.

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While Oil-Dri’s founding product was granular clay floor absorbents, it has since greatly diversified its portfolio. The Company’s mission to “Create Value from Sorbent Minerals” is supported by its wide array of consumer and business to business product offerings. In 2016, Oil-Dri celebrated its seventy-fifth year of business and looks forward to the next milestone. To learn more about the Company, visit oildri.com.

Leslie A. Garber
Investor Relations Manager
InvestorRelations@oildri.com
(312) 321-1515